news release

FOR IMMEDIATE RELEASE
News Media contact: Kirk Saville (336) 979-7293
Analysts and Investors contact: T.C. Robillard (336) 519-2115

HanesBrands Announces Strong Second-Quarter 2021 Results
Revenue, operating profit, operating margin and EPS from continuing operations exceed guidance

•Net sales from continuing operations of $1.75 billion, up 13% over prior year; up 15% over second-quarter 2019
•GAAP EPS from continuing operations of $0.42; adjusted EPS from continuing operations of $0.47
•Growth driven by global Champion brand and U.S. Innerwear
•Global Champion sales up more than 120% over prior year and 21% over second-quarter 2019
•Raises second-half and full-year 2021 guidance for net sales, operating profit, and EPS from continuing operations
•Issues third-quarter 2021 guidance, including net sales from continuing operations of $1.78 billion to $1.81 billion, GAAP EPS from continuing operations of $0.42 to $0.45 and Adjusted EPS from continuing operations of $0.45 to $0.48
•For reconciliations of select GAAP and Non-GAAP measures, see Table 6 of this release

WINSTON-SALEM, N.C. (Aug. 5, 2021) – HanesBrands Inc. (NYSE: HBI), a global leader in iconic apparel brands, today announced results for the second quarter of 2021, with increased sales, operating profit and cash flow driven by strong performance across its global innerwear and activewear businesses.

Net sales from continuing operations for the second quarter ended July 3, 2021, totaled $1.75 billion, an increase of $208 million, or 13%, compared with $1.54 billion for the quarter ended June 27, 2020, which included $614 million in sales of personal protective equipment (“PPE”) in response to the COVID-19 pandemic. Excluding PPE, net sales increased 88% over prior year. The growth was driven by strong point-of-sales trends, the overlap of last year’s COVID-related shutdowns and the benefit of transitory items such as government stimulus. Total constant currency second-quarter net sales increased 10%.

“Our iconic brands continue to resonate with consumers around the world, and I’m very encouraged by the progress on our Full Potential growth plan,” said Chief Executive Officer Steve Bratspies. “I’m extremely proud of the way our associates performed under challenging conditions, delivering sales, profit and earnings growth above our expectations and above the second quarter of both 2020 and 2019. We are seeing strong momentum across our business and have raised our outlook for the second half of the year.”

Due to the significant impact of the pandemic on prior year results, this release includes certain comparisons to the comparable 2019 periods for additional context. All 2019 results are rebased to reflect the European Innerwear business as discontinued operations as well as the exit of the C9 Champion mass program and the DKNY intimate apparel license.

Compared to second-quarter 2019, net sales from continuing operations increased $233 million, or 15%, and total constant currency net sales increased 14%. Double-digit growth in the global innerwear and activewear businesses was driven by strong point-of-sale performance as well as the benefit of several transitory items, including retailer inventory restocking, government stimulus and pent-up consumer demand.

For the second-quarter 2021, GAAP gross margin of 38.9% increased 560 basis points compared to prior year and 200 basis points compared to second-quarter 2019. Adjusted gross margin of 39.0% increased 450 basis points over last year and approximately 75 basis points over 2019. The expansion in both periods was driven by higher sales, product mix and the impact from foreign exchange rates, which more than offset higher expedite costs that resulted from stronger-than-expected demand.

Second-quarter GAAP operating profit increased 8% to $217 million compared to prior year and decreased 1% compared to second-quarter 2019. GAAP operating margin of 12.4% decreased 70 basis points and 100 basis points compared to the second quarter of 2020 and 2019, respectively. Adjusted operating profit of $236 million increased $2 million, or 1%, compared to prior year and $29 million, or 14% compared to 2019. Adjusted operating margin of 13.5% decreased 170 basis points compared to last year due to the overlap of last year’s PPE sales and temporary cost savings initiatives that were implemented to partially mitigate the impact of COVID-driven declines in apparel sales.

In the second quarter of 2020, the company implemented several temporary SG&A cost savings initiatives such as furloughs and salary reductions, which generated approximately 600 basis points of one-time operating margin benefit in the year-ago quarter. As compared to second-quarter 2019, adjusted operating margin decreased approximately 15 basis points as higher brand marketing investments essentially offset the fixed-cost leverage from higher sales.

The GAAP and adjusted effective tax rates for the second quarter were 14.6% and 14.2%, respectively, which compares to GAAP and adjusted effective tax rates of 12.7% and 14.1%, respectively, for the second quarter of 2020. For the second quarter of 2019, GAAP and adjusted effective tax rates were 9.4% and 9.0%, respectively.

On a GAAP basis, second-quarter income from continuing operations totaled $148 million, or $0.42 per diluted share. This compares to income from continuing operations of $137 million, or $0.39 per diluted share in the prior year period, and income from continuing operations of $150 million, or $0.41 per diluted share in second-quarter 2019.

Adjusted income from continuing operations totaled $165 million, or $0.47 per diluted share. This compares to adjusted income from continuing operations of $162 million, or $0.46 per diluted share, in the prior year period and adjusted income from continuing operations of $139 million, or $0.38 per diluted share, in second-quarter 2019.

(See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related and Full Potential plan charges.)

Second-Quarter 2021 Business Segment Summaries

Innerwear (vs 2020). Sales decreased $314 million, or 29% due to the overlap of last year’s $614 million of PPE sales. Basics revenue increased 48% with double-digit growth in each product category while intimates revenue increased 150% with triple-digit growth in both bras and shapewear. Excluding PPE, Innerwear sales increased 62% over last year driven by strong point-of-sale growth, the overlap of last year’s COVID-related shutdowns as well as the benefit of several transitory items, including retailer inventory restocking, government stimulus and pent-up consumer demand. Operating margin of 23.8% decreased 400 basis points compared to prior year due to fixed-cost deleverage from lower sales, higher expedite costs from stronger-than-expected demand in basics and intimates as well as increased investments in brand marketing.

(vs 2019). Sales increased $123 million, or 19%, compared to second-quarter 2019, with comparable double-digit growth in both basics and intimates. The growth was driven by strong underlying point-of-sale growth, yielding approximately 160 basis points of market share gains, as well as the benefit of certain transitory items, such as retailer inventory restocking and government stimulus, which drove category growth rates above historical levels. Operating margin expanded 150 basis points to 23.8% driven by volume leverage and sales mix, which more than offset higher expedite costs and increased investments in brand marketing.

Activewear (vs 2020). Activewear sales grew $236 million, or 140% over prior year driven by growth in both the Champion and Hanes brands. The company experienced strong point-of-sale trends across several channels in the quarter. Sales also increased in the sports and college licensing business. The segment benefited from strong pent-up consumer demand as pandemic restrictions were lifted, as well as from government stimulus payments. Segment operating margin of 10.2% increased 1,360 basis points over prior period driven by fixed-cost leverage from higher sales, which more than offset higher brand marketing investment.

(vs 2019). Activewear revenue increased $53 million, or 15%, driven by growth across the online, wholesale and distributor channels, which more than offset lower sales in the sports and college licensing business. By brand, sales increased in both the Champion and Hanes brands in the quarter, with Champion sales in the segment up 20%. Activewear’s operating margin decreased approximately 290 basis points compared to second-quarter 2019 as leverage from higher sales volume was more than offset by higher expedite and distribution costs due to stronger-than-expected demand as well as increased investments in brand marketing.

International (vs 2020). International segment revenue increased $228 million, or 91%, compared to prior year. On a constant currency basis, sales increased 70% with strong growth in Australia, the Americas, Europe and Asia Pacific driven by strong consumer demand and the overlap of last year’s COVID-related shutdowns. For the quarter, the International segment’s operating margin of 12.9% increased 1,090 basis points over prior year driven by higher sales, sales mix and foreign exchange rates.

(vs 2019). International segment revenue increased $48 million, or 11%, compared to second-quarter 2019. On a constant currency basis, sales increased 5%. Constant currency sales grew in Australia, Europe and the Americas while sales in Asia Pacific declined driven by ongoing COVID-related headwinds in Japan. For the quarter, the International segment’s operating margin decreased 250 basis points compared to second-quarter 2019 levels driven by increased brand marketing investments as well as de-leverage in Asia Pacific from lower sales.

Third-Quarter, Fourth-Quarter and Full-Year 2021 Financial Outlook

The following financial outlook is based on current market conditions and judgments of management and is subject to risks and uncertainties that may cause actual results to differ materially, many of which are further discussed in the company’s most recent annual report on Form 10-K available at www.sec.gov and in the investors section of the company’s website at www.Hanes.com/Investors.

For third-quarter 2021, which ends on October 2, 2021, the company currently expects:
•Net sales from continuing operations of approximately $1.78 billion to $1.81 billion, which represents approximately 6% growth over prior year at the midpoint and includes a projected benefit of approximately $16 million from changes in foreign currency exchange rates. This compares to net sales of $1.69 billion in third-quarter 2020, which included $179 million in PPE sales.
•Excluding PPE, net sales at the midpoint of the guidance range are expected to increase 19% over the prior year period.
•As compared to rebased third-quarter 2019, net sales at the midpoint are expected to increase 11%.
•GAAP operating profit from continuing operations to range from approximately $216 million to $226 million.
•Adjusted operating profit from continuing operations to range from approximately $235 million to $245 million. The midpoint of adjusted operating profit implies an operating margin of approximately 13.4% and reflects the impact of cost inflation as well as increased brand investment. This compares to an adjusted operating margin of 14.3% in the third-quarter of 2020, which benefited from temporary COVID-driven cost reductions.
•Charges for actions related to Full Potential of approximately $19 million.
•Interest and Other expenses of approximately $45 million.
•An effective tax rate of approximately 12% on a GAAP basis and approximately 15% on an adjusted basis.
•GAAP earnings per share from continuing operations to range from $0.42 to $0.45. Adjusted earnings per share from continuing operations to range from $0.45 to $0.48.

For fourth-quarter 2021, which ends on January 1, 2022, the company currently expects:
•Net sales from continuing operations of approximately $1.71 billion to $1.78 billion, which represents approximately 3% growth over prior year at the midpoint and includes a projected benefit of approximately $6 million from changes in foreign currency exchange rates. This compares to net sales of $1.69 billion in fourth-quarter 2020, which included $28 million in PPE sales and approximately $45 million from the 53rd week.
•Adjusting for PPE and the 53rd week in 2020, net sales at the midpoint of the guidance range are expected to increase 8% over the prior year period.
•As compared to rebased fourth-quarter 2019, net sales at the midpoint are expected to increase 15%.
•GAAP operating profit from continuing operations to range from approximately $172 million to $192 million.
•Adjusted operating profit from continuing operations to range from approximately $200 million to $220 million. The midpoint of adjusted operating profit implies an operating margin of approximately 12.0% and reflects the impact of cost inflation as well as increased brand investment. This compares to an adjusted operating margin of 13.5% in the fourth-quarter of 2020.
•Charges for actions related to Full Potential of approximately $28 million.
•Interest and Other expenses of approximately $46 million.
•An effective tax rate of approximately 15% on a GAAP and adjusted basis.
•GAAP earnings per share from continuing operations to range from $0.29 to $0.34. Adjusted earnings per share from continuing operations to range from $0.37 to $0.42.

For fiscal-year 2021, which ends on January 1, 2022, the company currently expects:
•Net sales from continuing operations to total approximately $6.75 billion to $6.85 billion, which is $550 million above its prior range of $6.2 billion to $6.3 billion, and includes a projected benefit of approximately $116 million from changes in foreign currency exchange rates.
•At the midpoint, net sales guidance implies approximately 11% growth over prior year and 12% growth adjusted for the 53rd week in 2020. This compares to net sales of $6.13 billion in 2020, which included $820 million in sales of PPE and approximately $45 million from the 53rd week.
•Adjusting for PPE and the 53rd week in 2020, net sales at the midpoint of the guidance range are expected to increase 29% over the prior year period.
•As compared to rebased 2019, net sales at the midpoint are expected to increase 13%.
•GAAP operating profit from continuing operations to range from approximately $795 million to $825 million, versus the prior range of $730 million to $760 million.
•Adjusted operating profit from continuing operations to range from approximately $880 million to $910 million, which is $65 million above its prior range of $815 million to $845 million. At the midpoint, adjusted operating profit guidance implies approximately 15% growth compared to prior year and 9% growth compared to 2019. The midpoint of adjusted operating profit guidance range suggests an operating margin of 13.2%.
•Full-year outlook reflects higher levels of cost inflation as compared to 2020 and 2019. Incremental brand marketing investment of $50 million as compared to 2020.
•Charges for actions related to Full Potential of approximately $85 million, which is unchanged from its prior outlook.
•Interest and Other expenses of approximately $182 million.
•An effective tax rate of approximately 13% on a GAAP basis and approximately 15% on an adjusted basis.
•GAAP earnings per share from continuing operations to range from approximately $1.50 to $1.58.
•Adjusted earnings per share from continuing operations to range from approximately $1.68 to $1.76, which compares to its prior outlook of $1.51 to $1.59.
•Cash flow from operations of approximately $550 million, versus prior range of $500 million to $550 million.
•Capital expenditures of approximately $100 million

HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income from continuing operations, adjusted income tax expense, adjusted income from continuing operations before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA and adjusted EBITDA.

Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income from continuing operations is defined as income from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income from continuing operations before income tax is defined as income from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions.

Charges for actions taken in 2021 include professional fees and intangible asset impairment charges related to our Full Potential plan. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Charges for actions taken in 2020 include supply chain restructuring actions, program exit costs, COVID-19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges for 2020 include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration.

HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of the Full Potential plan and other actions, as well as the COVID-19 pandemic. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

The company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, the company has chosen to present certain year-over-year comparisons with respect to the company’s rebased 2019 business, which excludes the exited C9 Champion program and DKNY license. HanesBrands believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the company’s ongoing business.

HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

HanesBrands believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 pandemic on our business and financial performance; guidance and predictions regarding expected operating results, including related to our Full Potential plan; and statements made in the Third Quarter and Full-year 2021 Financial Outlook section of this news release, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully executive our Full Potential plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward- looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands
HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 61,000 associates in 47 countries and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, launched aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Six Months Ended
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change
Net sales	$1,751,311	$1,543,083	13.5%	$3,259,340	$2,746,153	18.7%
Cost of sales	1,069,682	1,029,221		1,975,030	1,814,123
Gross profit	681,629	513,862	32.6%	1,284,310	932,030	37.8%
As a % of net sales	38.9%	33.3%		39.4%	33.9%
Selling, general and administrative expenses	464,235	311,729		876,794	681,944
As a % of net sales	26.5%	20.2%		26.9%	24.8%
Operating profit	217,394	202,133	7.5%	407,516	250,086	63.0%
As a % of net sales	12.4%	13.1%		12.5%	9.1%
Other expenses	1,855	4,653		4,416	10,754
Interest expense, net	42,440	41,075		86,900	77,102
Income from continuing operations before income tax expense	173,099	156,405		316,200	162,230
Income tax expense	25,236	19,837		39,933	20,544
Income from continuing operations	147,863	136,568	8.3%	276,267	141,686	95.0%
Income (loss) from discontinued operations, net of tax	(19,187)	24,613		(410,853)	11,621
Net income (loss)	$128,676	$161,181		$(134,586)	$153,307

Earnings (loss) per share - basic:
Continuing operations	$0.42	$0.39		$0.79	$0.40
Discontinued operations	(0.05)	0.07		(1.17)	0.03
Net income (loss)	$0.37	$0.46		$(0.38)	$0.43

Earnings (loss) per share - diluted:
Continuing operations	$0.42	$0.39		$0.79	$0.40
Discontinued operations	(0.05)	0.07		(1.17)	0.03
Net income (loss)	$0.37	$0.46		$(0.38)	$0.43

Weighted average shares outstanding:
Basic	350,987	350,538		350,995	354,778
Diluted	352,052	350,829		351,869	355,133

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended July 3, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended June 27, 2020	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,751,311	$50,698	$1,700,613	$1,543,083	13.5%	10.2%
Gross profit	681,629	27,233	654,396	513,862	32.6	27.3
Operating profit	217,394	8,419	208,975	202,133	7.5	3.4
Diluted earnings per share from continuing operations	$0.42	$0.02	$0.40	$0.39	7.7%	2.6%

As adjusted:[2]
Net sales	$1,751,311	$50,698	$1,700,613	$1,543,083	13.5%	10.2%
Gross profit	683,529	27,233	656,296	532,280	28.4	23.3
Operating profit	236,058	8,419	227,639	234,412	0.7	(2.9)
Diluted earnings per share from continuing operations	$0.47	$0.02	$0.45	$0.46	2.2%	(2.2)%

	Six Months Ended July 3, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Six Months Ended June 27, 2020	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$3,259,340	$93,771	$3,165,569	$2,746,153	18.7%	15.3%
Gross profit	1,284,310	51,415	1,232,895	932,030	37.8	32.3
Operating profit	407,516	15,952	391,564	250,086	63.0	56.6
Diluted earnings per share from continuing operations	$0.79	$0.04	$0.75	$0.40	97.5%	87.5%

As adjusted:[2]
Net sales	$3,259,340	$93,771	$3,165,569	$2,746,153	18.7%	15.3%
Gross profit	1,289,017	51,415	1,237,602	972,259	32.6	27.3
Operating profit	445,573	15,952	429,621	306,689	45.3	40.1
Diluted earnings per share from continuing operations	$0.86	$0.04	$0.82	$0.53	62.3%	54.7%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	Results for the quarters and six months ended July 3, 2021 and June 27, 2020 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

	Quarter Ended July 3, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended June 29, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,751,311	$26,303	$1,725,008	$1,636,709	7.0%	5.4%
Gross profit	681,629	14,457	667,172	604,182	12.8	10.4
Operating profit	217,394	4,152	213,242	219,893	(1.1)	(3.0)
Diluted earnings per share from continuing operations	$0.42	$0.01	$0.41	$0.41	2.4%	—%

As adjusted:[2]
Net sales	$1,751,311	$26,303	$1,725,008	$1,517,999	15.4%	13.6%
Gross profit	683,529	14,457	669,072	581,442	17.6	15.1
Operating profit	236,058	4,152	231,906	206,865	14.1	12.1
Diluted earnings per share from continuing operations	$0.47	$0.01	$0.46	$0.38	23.7%	21.1%

	Six Months Ended July 3, 2021
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Six Months Ended June 29, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$3,259,340	$48,833	$3,210,507	$3,086,396	5.6%	4.0%
Gross profit	1,284,310	27,290	1,257,020	1,149,104	11.8	9.4
Operating profit	407,516	8,587	398,929	359,501	13.4	11.0
Diluted earnings per share from continuing operations	$0.79	$0.02	$0.76	$0.62	27.4%	22.6%

As adjusted:[2]
Net sales	$3,259,340	$48,833	$3,210,507	$2,873,582	13.4%	11.7%
Gross profit	1,289,017	27,290	1,261,727	1,113,949	15.7	13.3
Operating profit	445,573	8,587	436,986	346,726	28.5	26.0
Diluted earnings per share from continuing operations	$0.86	$0.02	$0.84	$0.59	45.8%	42.4%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and six months ended July 3, 2021 and June 29, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and six months ended June 29, 2019 also reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Tables 6-A through 6-E.

TABLE 3-A
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change
Segment net sales:
Innerwear[1]	$780,650	$1,094,814	(28.7)%	$1,351,085	$1,517,216	(10.9)%
Activewear	404,189	168,379	140.0	768,192	456,379	68.3
International	478,923	251,285	90.6	985,184	679,515	45.0
Other	87,549	28,605	206.1	154,879	93,043	66.5
Total net sales	$1,751,311	$1,543,083	13.5%	$3,259,340	$2,746,153	18.7%

Segment operating profit:
Innerwear[1]	$186,169	$304,524	(38.9)%	$313,586	$386,075	(18.8)%
Activewear	41,047	(5,751)	NM	101,641	2,357	4,212.3
International	61,900	5,162	1,099.1	149,080	55,907	166.7
Other	9,220	(11,929)	NM	11,106	(15,322)	NM
General corporate expenses/other	(62,278)	(57,594)	8.1	(129,840)	(122,328)	6.1
Total operating profit before restructuring and other action-related charges	236,058	234,412	0.7	445,573	306,689	45.3
Restructuring and other action-related charges	(18,664)	(32,279)	(42.2)	(38,057)	(56,603)	(32.8)
Total operating profit	$217,394	$202,133	7.5%	$407,516	$250,086	63.0%

1	The Innerwear segment includes $614 million of net sales of personal protective equipment in the second quarter and six months of 2020.

	Quarters Ended			Six Months Ended
	July 3, 2021	June 27, 2020	Basis Points Change	July 3, 2021	June 27, 2020	Basis Points Change
Segment operating margin:
Innerwear	23.8%	27.8%	(397)	23.2%	25.4%	(220)
Activewear	10.2	(3.4)	1,357	13.2	0.5	1,270
International	12.9	2.1	1,087	15.1	8.2	690
Other	10.5	(41.7)	5,223	7.2	(16.5)	2,370
General corporate expenses/other	(3.6)	(3.7)	18	(4.0)	(4.5)	47
Total operating margin before restructuring and other action-related charges	13.5	15.2	(171)	13.7	11.2	250
Restructuring and other action-related charges	(1.1)	(2.1)	103	(1.2)	(2.1)	89
Total operating margin	12.4%	13.1%	(69)	12.5%	9.1%	340

TABLE 3-B
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	July 3, 2021	June 29, 2019 Rebased[1]	% Change	July 3, 2021	June 29, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$780,650	$657,477	18.7%	$1,351,085	$1,123,891	20.2%
Activewear	404,189	350,694	15.3	768,192	671,461	14.4
International	478,923	430,819	11.2	985,184	921,648	6.9
Other	87,549	79,009	10.8	154,879	156,582	(1.1)
Total net sales	$1,751,311	$1,517,999	15.4%	$3,259,340	$2,873,582	13.4%

Segment operating profit:
Innerwear	$186,169	$146,997	26.6%	$313,586	$250,123	25.4%
Activewear	41,047	45,855	(10.5)	101,641	70,025	45.1
International	61,900	66,490	(6.9)	149,080	151,266	(1.4)
Other	9,220	7,994	15.3	11,106	10,429	6.5
General corporate expenses/other	(62,278)	(60,471)	3.0	(129,840)	(135,117)	(3.9)
Total operating profit before restructuring and other action-related charges	236,058	206,865	14.1	445,573	346,726	28.5
Restructuring and other action-related charges	(18,664)	(12,429)	50.2	(38,057)	(33,605)	13.2
Total operating profit	$217,394	$194,436	11.8%	$407,516	$313,121	30.1%

	Quarters Ended			Six Months Ended
	July 3, 2021	June 29, 2019 Rebased[1]	Basis Points Change	July 3, 2021	June 29, 2019 Rebased[1]	Basis Points Change
Segment operating margin:
Innerwear	23.8%	22.4%	149	23.2%	22.3%	94
Activewear	10.2	13.1	(292)	13.2	10.4	277
International	12.9	15.4	(251)	15.1	16.4	(131)
Other	10.5	10.1	41	7.2	6.7	54
General corporate expenses/other	(3.6)	(4.0)	43	(4.0)	(4.7)	72
Total operating margin before restructuring and other action-related charges	13.5	13.6	(15)	13.7	12.1	160
Restructuring and other action-related charges	(1.1)	(0.8)	(25)	(1.2)	(1.2)	—
Total operating margin	12.4%	12.8%	(40)	12.5%	10.9%	160

1
Results for the quarter and six months ended June 29, 2019 reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Tables 6-A through 6-E.

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	July 3, 2021	January 2, 2021	June 27, 2020
Assets
Cash and cash equivalents	$667,298	$900,615	$556,099
Trade accounts receivable, net	960,993	768,221	1,139,130
Inventories	1,530,622	1,367,758	1,774,139
Other current assets	159,715	158,700	171,435
Current assets of discontinued operations	301,986	234,086	401,347
Total current assets	3,620,614	3,429,380	4,042,150
Property, net	446,356	477,821	496,933
Right-of-use assets	398,526	432,631	438,683
Trademarks and other identifiable intangibles, net	1,258,783	1,293,847	1,196,359
Goodwill	1,148,021	1,158,938	1,144,739
Deferred tax assets	351,309	367,976	193,100
Other noncurrent assets	54,380	64,773	118,296
Noncurrent assets of discontinued operations	—	494,501	493,045
Total assets	$7,277,989	$7,719,867	$8,123,305

Liabilities
Accounts payable	$1,171,645	$891,868	$1,101,438
Accrued liabilities	628,007	609,864	452,763
Lease liabilities	129,053	136,510	147,406
Notes payable	—	—	13
Current portion of long-term debt	37,500	263,936	—
Current liabilities of discontinued operations	289,751	222,183	310,972
Total current liabilities	2,255,956	2,124,361	2,012,592
Long-term debt	3,647,482	3,739,434	3,985,631
Lease liabilities - noncurrent	299,380	331,577	330,599
Pension and postretirement benefits	327,597	381,457	328,647
Other noncurrent liabilities	185,384	216,091	270,152
Noncurrent liabilities of discontinued operations	—	112,989	116,364
Total liabilities	6,715,799	6,905,909	7,043,985

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,491	3,488	3,481
Additional paid-in capital	310,148	307,883	302,522
Retained earnings	829,479	1,069,546	1,404,326
Accumulated other comprehensive loss	(580,928)	(566,959)	(631,009)
Total stockholders’ equity	562,190	813,958	1,079,320
Total liabilities and stockholders’ equity	$7,277,989	$7,719,867	$8,123,305

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows1
(in thousands)
(Unaudited)

	Quarters Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Operating Activities:
Net income (loss)	$128,676	$161,181	$(134,586)	$153,307
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	19,423	22,618	43,565	45,399
Amortization of acquisition intangibles	4,799	6,086	10,978	12,199
Other amortization	2,794	2,630	5,814	5,107
Impairment of intangible assets and goodwill	—	20,319	163,047	20,319
Loss on classification of assets held for sale	9,828	—	236,180	—
Amortization of debt issuance costs	3,089	2,996	7,669	5,119
Other	(8,389)	21,505	(14,224)	16,247
Changes in assets and liabilities:
Accounts receivable	(136,151)	(465,828)	(200,106)	(392,134)
Inventories	(52,368)	25,376	(175,149)	(61,409)
Other assets	(5,155)	(58,360)	4,451	(31,570)
Accounts payable	191,121	223,943	300,318	210,338
Accrued pension and postretirement benefits	(419)	2,163	(39,176)	(19,318)
Accrued liabilities and other	38,062	100,794	3,475	18,603
Net cash from operating activities	195,310	65,423	212,256	(17,793)

Investing Activities:
Capital expenditures	(7,527)	(20,753)	(25,331)	(46,512)
Proceeds from sales of assets	49	—	2,455	66
Other	5,143	4,607	6,937	5,823
Net cash from investing activities	(2,335)	(16,146)	(15,939)	(40,623)

Financing Activities:
Repayments on Term Loan Facilities	(6,250)	—	(306,250)	—
Borrowings on Accounts Receivable Securitization Facility	—	—	—	227,061
Repayments on Accounts Receivable Securitization Facility	—	(152,152)	—	(227,061)
Borrowings on Revolving Loan Facilities	—	—	—	1,638,000
Repayments on Revolving Loan Facilities	—	(950,000)	—	(1,638,000)
Borrowings on Senior Notes	—	700,000	—	700,000
Borrowings on International Debt	—	—	—	31,222
Borrowings on notes payable	21,532	54,357	42,638	116,669
Repayments on notes payable	(22,790)	(48,021)	(43,066)	(112,373)
Share repurchases	—	—	—	(200,269)
Cash dividends paid	(52,368)	(52,213)	(104,719)	(105,896)
Other	378	(14,167)	(2,524)	(14,035)
Net cash from financing activities	(59,498)	(462,196)	(413,921)	415,318
Effect of changes in foreign exchange rates on cash	882	12,392	(16,780)	(2,669)
Change in cash, cash equivalents and restricted cash	134,359	(400,527)	(234,384)	354,233
Cash, cash equivalents and restricted cash at beginning of period	541,860	1,084,683	910,603	329,923
Cash, cash equivalents and restricted cash at end of period	676,219	684,156	676,219	684,156
Less restricted cash at end of period	—	1,042	—	1,042
Cash and cash equivalents at end of period	$676,219	$683,114	$676,219	$683,114

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$667,298	$556,099	$667,298	$556,099
Cash and cash equivalents included in current assets of discontinued operations	8,921	127,015	8,921	127,015
Cash and cash equivalents at end of period	$676,219	$683,114	$676,219	$683,114

1
The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended July 3, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$681,629	$(464,235)	$217,394	$173,099	$(25,236)	$147,863	$0.42
As a percentage of net sales	38.9%	26.5%	12.4%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	13,804	13,804	13,804	—	13,804	0.04
Other	1,900	2,960	4,860	4,860	—	4,860	0.01
Tax effect on actions	—	—	—	—	(1,903)	(1,903)	(0.01)
Total restructuring and other action-related charges	1,900	16,764	18,664	18,664	(1,903)	16,761	0.05
As adjusted	$683,529	$(447,471)	$236,058	$191,763	$(27,139)	$164,624	$0.47
As a percentage of net sales	39.0%	25.6%	13.5%

	Six Months Ended July 3, 2021
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,284,310	$(876,794)	$407,516	$316,200	$(39,933)	$276,267	$0.79
As a percentage of net sales	39.4%	26.9%	12.5%
Restructuring and other action-related charges:
Full Potential Plan:
Professional services	—	25,510	25,510	25,510	—	25,510	0.07
Impairment of intangible assets	—	7,302	7,302	7,302	—	7,302	0.02
Other	4,707	538	5,245	5,245	—	5,245	0.01
Discrete tax benefit	—	—	—	—	(7,295)	(7,295)	(0.02)
Tax effect on actions	—	—	—	—	(5,910)	(5,910)	(0.02)
Total restructuring and other action-related charges	4,707	33,350	38,057	38,057	(13,205)	24,852	0.07
As adjusted	$1,289,017	$(843,444)	$445,573	$354,257	$(53,138)	$301,119	$0.86
As a percentage of net sales	39.5%	25.9%	13.7%

1	Amounts may not be additive due to rounding.

Including the favorable foreign currency impact of $12 million, global Champion sales excluding C9 Champion increased approximately 122% in the second quarter of 2021 compared to the second quarter of 2020. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 116% in the second quarter of 2021 compared to the second quarter of 2020.

Including the favorable foreign currency impact of $10 million, global Champion sales excluding C9 Champion increased approximately 21% in the second quarter of 2021 compared to the second quarter of 2019. On a constant currency basis, global Champion sales excluding C9 Champion increased approximately 18% in the second quarter of 2021 compared to the second quarter of 2019.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended June 27, 2020
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$513,862	$(311,729)	$202,133	$156,405	$(19,837)	$136,568	$0.39
As a percentage of net sales	33.3%	20.2%	13.1%
Restructuring and other action-related charges:
Supply chain actions	2,637	—	2,637	2,637	—	2,637	0.01
Program exit costs	1,285	—	1,285	1,285	—	1,285	0.00
Other	(373)	4,443	4,070	4,070	—	4,070	0.01
COVID-19 related charges:
Bad debt	—	9,418	9,418	9,418	—	9,418	0.03
Inventory	14,869	—	14,869	14,869	—	14,869	0.04
Tax effect on actions	—	—	—	—	(6,695)	(6,695)	(0.02)
Total restructuring and other action-related charges	18,418	13,861	32,279	32,279	(6,695)	25,584	0.07
As adjusted	$532,280	$(297,868)	$234,412	$188,684	$(26,532)	$162,152	$0.46
As a percentage of net sales	34.5%	19.3%	15.2%

	Six Months Ended June 27, 2020
	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$932,030	$(681,944)	$250,086	$162,230	$(20,544)	$141,686	$0.40
As a percentage of net sales	33.9%	24.8%	9.1%
Restructuring and other action-related charges:
Supply chain actions	16,702	—	16,702	16,702	—	16,702	0.05
Program exit costs	9,031	467	9,498	9,498	—	9,498	0.03
Other	(373)	6,489	6,116	6,116	—	6,116	0.02
COVID-19 related charges:
Bad debt	—	9,418	9,418	9,418	—	9,418	0.03
Inventory	14,869	—	14,869	14,869	—	14,869	0.04
Tax effect on actions	—	—	—	—	(10,221)	(10,221)	(0.03)
Total restructuring and other action-related charges	40,229	16,374	56,603	56,603	(10,221)	46,382	0.13
As adjusted	$972,259	$(665,570)	$306,689	$218,833	$(30,765)	$188,068	$0.53
As a percentage of net sales	35.4%	24.2%	11.2%

1	Amounts may not be additive due to rounding.

TABLE 6-C
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended June 29, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$1,636,709	$604,182	$(384,289)	$219,893	$165,645	$(15,595)	$150,050	$0.41
Less exited programs[2]	(118,710)	(35,169)	9,712	(25,457)	(25,457)	3,590	(21,867)	(0.06)
As rebased	1,517,999	569,013	(374,577)	194,436	140,188	(12,005)	128,183	0.35
As a percentage of net sales		37.5%	24.7%	12.8%
Restructuring and other action-related charges:
Supply chain actions	—	12,429	—	12,429	12,429	—	12,429	0.03
Tax effect on actions	—	—	—	—	—	(1,753)	(1,753)	0.00
Total restructuring and other action-related charges	—	12,429	—	12,429	12,429	(1,753)	10,676	0.03
As adjusted	$1,517,999	$581,442	$(374,577)	$206,865	$152,617	$(13,758)	$138,859	$0.38
As a percentage of net sales		38.3%	24.7%	13.6%

	Six Months Ended June 29, 2019
	Net Sales	Gross Profit	Selling, General and Administrative Expenses	Operating Profit	Income From Continuing Operations Before Income Tax Expense	Income Tax Expense	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations[1]
As reported	$3,086,396	$1,149,104	$(789,603)	$359,501	$250,284	$(24,579)	$225,705	$0.62
Less exited programs[2]	(212,814)	(65,057)	18,677	(46,380)	(46,380)	6,540	(39,840)	(0.11)
As rebased	2,873,582	1,084,047	(770,926)	313,121	203,904	(18,039)	185,865	0.51
As a percentage of net sales		37.7%	26.8%	10.9%
Restructuring and other action-related charges:
Supply chain actions	—	29,902	—	29,902	29,902	—	29,902	0.08
Other restructuring costs	—	—	3,703	3,703	3,703	—	3,703	0.01
Tax effect on actions	—	—	—	—	—	(4,738)	(4,738)	(0.01)
Total restructuring and other action-related charges	—	29,902	3,703	33,605	33,605	(4,738)	28,867	0.08
As adjusted	$2,873,582	$1,113,949	$(767,223)	$346,726	$237,509	$(22,777)	$214,732	$0.59
As a percentage of net sales		38.8%	26.7%	12.1%

1	Amounts may not be additive due to rounding.
2	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-D
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Quarter Ended June 29, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$678,604	$21,127	$657,477	$—	$657,477
Activewear	448,277	97,583	350,694	—	350,694
International	430,819	—	430,819	—	430,819
Other	79,009	—	79,009	—	79,009
Total net sales	$1,636,709	$118,710	$1,517,999	$—	$1,517,999

Segment operating profit:
Innerwear	$149,530	$2,533	$146,997	$—	$146,997
Activewear	68,779	22,924	45,855	—	45,855
International	66,490	—	66,490	—	66,490
Other	7,994	—	7,994	—	7,994
General corporate expenses/other	(60,471)	—	(60,471)	—	(60,471)
Restructuring and other action-related charges	(12,429)	—	(12,429)	(12,429)	—
Total operating profit	$219,893	$25,457	$194,436	$(12,429)	$206,865

	Six Months Ended June 29, 2019
	As Reported	Less: Exited Programs[1]	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$1,154,549	$30,658	$1,123,891	$—	$1,123,891
Activewear	853,617	182,156	671,461	—	671,461
International	921,648	—	921,648	—	921,648
Other	156,582	—	156,582	—	156,582
Total net sales	$3,086,396	$212,814	$2,873,582	$—	$2,873,582

Segment operating profit:
Innerwear	$254,156	$4,033	$250,123	$—	$250,123
Activewear	112,372	42,347	70,025	—	70,025
International	151,266	—	151,266	—	151,266
Other	10,429	—	10,429	—	10,429
General corporate expenses/other	(135,117)	—	(135,117)	—	(135,117)
Restructuring and other action-related charges	(33,605)	—	(33,605)	(33,605)	—
Total operating profit	$359,501	$46,380	$313,121	$(33,605)	$346,726

1	Includes the results for the exited C9 Champion mass program and the DKNY intimate apparel license.

TABLE 6-E
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	July 3, 2021	June 27, 2020
EBITDA[1]:
Income from continuing operations	$102,294	$489,305
Interest expense, net	174,036	159,927
Income tax expense (benefit)	(90,551)	66,201
Depreciation and amortization	116,442	113,251
Total EBITDA	302,221	828,684
Total restructuring and other action-related charges (excluding tax effect on actions)	715,650	85,513
Stock compensation expense	13,491	10,692
Total EBITDA, as adjusted	$1,031,362	$924,889

Net debt:
Debt (current and long-term debt)	$3,684,982	$3,985,631
Notes payable	—	13
(Less) Cash and cash equivalents	(667,298)	(556,099)
Net debt	$3,017,684	$3,429,545

Net debt/EBITDA, as adjusted	2.9	3.7

1	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Free cash flow[1]:
Net cash from operating activities	$195,310	$65,423	$212,256	$(17,793)
Capital expenditures	(7,527)	(20,753)	(25,331)	(46,512)
Free cash flow	$187,783	$44,670	$186,925	$(64,305)

1	Free cash flow includes the results from continuing and discontinued operations.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Quarter Ended	Year Ended
	October 2, 2021	January 1, 2022	January 1, 2022
Operating profit outlook, as calculated under GAAP	$216,000 to $226,000	$172,000 to $192,000	$795,000 to $825,000
Restructuring and other action-related charges	$19,000	$28,000	$85,000
Operating profit outlook, as adjusted	$235,000 to $245,000	$200,000 to $220,000	$880,000 to $910,000

Diluted earnings per share from continuing operations, as calculated under GAAP[1]	$0.42 to $0.45	$0.29 to $0.34	$1.50 to $1.58
Restructuring and other action-related charges	$0.03	$0.08	$0.18
Diluted earnings per share from continuing operations, as adjusted	$0.45 to $0.48	$0.37 to $0.42	$1.68 to $1.76

1	The company expects approximately 353 million diluted weighted average shares outstanding for the quarters ended October 2, 2021 and January 1, 2022 and for the year ended January 1, 2022.